Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: November 19, 2013

CRC Health Corporation Reports Operating Results

For the Three and Nine Months Ended September 30, 2013

CUPERTINO, CA, November 19, 2013—CRC Health Corporation, a leading provider of substance abuse treatment and adolescent youth services, announced its results for the three and nine months ended September 30, 2013.

“The Company’s performance in 2013 has been consistent – we’ve delivered revenue growth in our recovery business, driven by both our CTC’s and our residential recovery businesses, while our youth business struggles to achieve growth due to lack of demand in the marketplace and our weight management businesses continues to stabilize. The future is promising as we continue to invest in areas that position us well for the dramatic changes occurring given healthcare reform,” said R. Andrew Eckert, Chief Executive Officer.

Three Months Ended September 30, 2013 Operating Results:

For the three months ended September 30, 2013, net client service revenues increased $2.9 million, or 2.6%, to $116.4 million, operating income decreased $4.3 million, or 20.8%, and Adjusted EBITDA decreased $1.5 million, or 4.7%, compared to the same period in 2012.

The following table presents our net client service revenues, operating income (loss), Adjusted EBITDA and Adjusted EBITDA margin by division (in thousands, except for percentages):

	Three Months Ended September 30,
			2013 vs 2012
	2013	2012	$ Change	% Change
Net client service revenues:
Recovery	$94,838	$89,595	$5,243	5.9%
Youth	12,778	14,416	(1,638)	(11.4)%
Weight Management	8,780	9,434	(654)	(6.9)%
Corporate	7	14	(7)	(50.0)%

Total net client service revenues	$116,403	$113,459	$2,944	2.6%

Operating income (loss):
Recovery	$28,272	$30,103	$(1,831)	(6.1)%
Youth	479	1,542	(1,063)	(68.9)%
Weight Management	2,223	(2,756)	4,979	180.7%
Corporate	(14,588)	(8,204)	(6,384)	(77.8)%

Total operating income	$16,386	$20,685	$(4,299)	(20.8)%

Adjusted EBITDA:
Recovery	$31,507	$33,073	$(1,566)	(4.7)%
Youth	1,146	2,208	(1,062)	(48.1)%
Weight Management	2,393	2,241	152	6.8%
Corporate	(4,125)	(5,068)	943	(18.6)%

Total Adjusted EBITDA	$30,921	$32,454	$(1,533)	(4.7)%

Adjusted EBITDA margin: (1)
Recovery	33.2%	36.9%
Youth	9.0%	15.3%
Weight Management	27.3%	23.8%
Total Adjusted EBITDA margin	26.6%	28.6%

(1)	Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net client service revenues.

Three Months Ended September 30, 2013 Compared to Three Months Ended September 30, 2012

Recovery:

•	Net client service revenues increased $5.2 million, or 5.9%, primarily due to a $2.7 million increase in our residential facilities and a $2.5 million increase in our CTC facilities. The increase in revenues at our residential facilities was driven in part by bed expansions at two residential facilities in Pennsylvania, contract rate increases at certain facilities, and increased patient days. The increase in revenues at our CTC facilities was primarily due to increased patient days which were driven by marketing programs and clinically appropriate retention efforts.

•	Operating income decreased $1.8 million, or 6.1%. The decrease was primarily the result of an increase in operating expenses at our residential facilities due to increases in salaries, wages and benefits, outside services and other operating costs associated with increased patient days, and an increase in operating expenses at our CTC facilities due to increased marketing activities and salaries, wages and benefits associated with increased patient days.

•	Adjusted EBITDA decreased $1.6 million to $31.5 million from the comparable prior period.

Youth:

•	Net client service revenues decreased by $1.6 million, or 11.4%, due primarily to a decrease in patient days at our residential facilities.

•	Operating income decreased $1.1 million. The decrease was primarily due to a decrease in net client service revenues noted above, offset by a decrease in other facility operating costs associated with the decline in patient days.

•	Adjusted EBITDA decreased $1.1 million from the comparable prior period.

Weight Management:

•	Net client service revenues decreased by $0.7 million, or 6.9%, primarily due to a decrease in patient days in our weight loss programs.

•	Operating income increased $5.0 million. The increase was primarily due to $4.8 million of goodwill impairment recorded in the third quarter of fiscal 2012 and our efforts to efficiently manage facility operating costs and related salaries, wages and benefits in the current period.

•	Adjusted EBITDA increased $0.2 million from the comparable prior period.

Corporate:

•	Operating income decreased $6.4 million, primarily due to a $6.75 million increase in legal expenses in the third quarter of fiscal 2013, offset by a $0.6 million reduction in corporate bonus.

•	Adjusted EBITDA increased $0.9 million from the comparable prior period.

Nine Months Ended September 30, 2013 Operating Results:

For the nine months ended September 30, 2013, net client service revenues increased $13.1 million, or 4.1%, to $336.1 million, operating income decreased $5.3 million, or 9.4%, and Adjusted EBITDA increased $1.3 million, or 1.6%, compared to the same period in 2012.

The following table presents our net client service revenues, operating income (loss), Adjusted EBITDA and Adjusted EBITDA margin by division (in thousands, except for percentages):

	Nine Months Ended September 30,
			2013 vs 2012
	2013	2012	$ Change	% Change
Net client service revenues:
Recovery	$280,582	$265,204	$15,378	5.8%
Youth	36,214	38,489	(2,275)	(5.9)%
Weight Management	19,315	19,292	23	0.1%
Corporate	28	56	(28)	(50.0)%

Total net client service revenues	$336,139	$323,041	$13,098	4.1%

Operating income (loss):
Recovery	$83,779	$83,180	$599	0.7%
Youth	(857)	1,985	(2,842)	(143.2)%
Weight Management	3,314	(3,660)	6,974	(190.6)%
Corporate	(35,454)	(25,469)	(9,985)	(39.2)%

Total operating income	$50,782	$56,036	$(5,254)	(9.4)%

Adjusted EBITDA:
Recovery	$93,338	$92,050	$1,288	1.4%
Youth	1,808	3,965	(2,157)	(54.4)%
Weight Management	3,876	1,964	1,912	97.4%
Corporate	(15,914)	(16,206)	292	(1.8)%

Total Adjusted EBITDA	$83,108	$81,773	$1,335	1.6%

Adjusted EBITDA margin: (1)
Recovery	33.3%	34.7%
Youth	5.0%	10.3%
Weight Management	20.1%	10.2%
Total Adjusted EBITDA margin	24.7%	25.3%

(1)	Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net client service revenues.

Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012

Recovery:

•	Net client service revenues increased $15.4 million, or 5.8%, primarily due to an $8.6 million increase in our residential facilities and a $6.8 million increase in our CTC facilities. The increase in revenues at our residential facilities was driven in part by the re-opening of New Life Lodge in April 2012, bed expansions at two residential facilities in Pennsylvania, contract rate increases at certain facilities and increased patient days. The increase in revenues at our CTC facilities was primarily due to increased patient days which were driven by marketing programs and clinically appropriate retention efforts.

•	Operating income increased $0.6 million, or 0.7%. The increase was primarily the result of increases in net client service revenues noted above, offset by an increase in operating expenses at our residential facilities due to increases in salaries, wages and benefits, outside services and other operating costs associated with increased patient days, and an increase in operating expenses at our CTC facilities due to increased marketing activities and salaries, wages and benefits associated with increased patient days.

•	Adjusted EBITDA increased $1.3 million to $93.3 million from the comparable prior period.

Youth:

•	Net client service revenues decreased by $2.3 million, or 5.9%, due primarily to a decrease in patient days at our residential facilities.

•	Operating income decreased $2.8 million to an operating loss, primarily due to the decrease in net client service revenues noted above and an increase in salaries, wages and benefits.

•	Adjusted EBITDA decreased $2.2 million from the comparable prior period.

Weight Management:

•	Net client service revenues were relatively flat.

•	Operating income increased $7.0 million. The increase was primarily due to $4.8 million of goodwill impairment recorded in the third quarter of fiscal 2012 and our efforts to efficiently manage facility operating costs and related employee salaries, wages and benefits in the current period.

•	Adjusted EBITDA increased $1.9 million from the comparable prior period.

Corporate:

•	Operating income decreased $10.0 million, primarily due to a $9.25 million increase in legal expenses in the first nine months of fiscal 2013.

•	Adjusted EBITDA increased $0.3 million from the comparable prior period.

Non-GAAP Financial Measures:

Under the terms of our borrowing arrangements, we are required to comply with various covenants, including the maintenance of certain financial ratios, the calculations of which are based on Adjusted EBITDA, as defined in our credit agreements. As of September 30, 2013, we were in compliance with all such covenants. A breach of these could result in a default under our credit facilities and in our being unable to borrow additional amounts under our revolving credit facility. If an event of default occurs, the lenders could elect to declare all amounts borrowed under our credit facilities to be immediately due and payable and the lenders under our term loans and revolving credit facility could proceed against the collateral securing the indebtedness.

The computation of Adjusted EBITDA is presented below to provide an understanding of the impact that Adjusted EBITDA has on our ability to comply with certain covenants in our borrowing arrangements that are tied to these measures and to borrow under the credit facility. Adjusted EBITDA should not be considered as an alternative to net income (loss) or cash flows from operating activities (which are determined in accordance with GAAP) and is not being presented as an indicator of operating performance or a measure of liquidity. Other companies may define Adjusted EBITDA differently and as a result, such measures may not be comparable to our Adjusted EBITDA.

The following table reconciles our net income (loss) to our Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Income (Loss) Attributable to CRC Health Corporation:	$(6,496)	$2,267	$(9,151)	$7,308
Depreciation and amortization (1)	5,061	5,099	15,248	15,106
Income tax expense (benefit) (1)	(3,724)	5,115	(3,982)	9,019
Interest expense	11,727	12,480	35,369	36,818

EBITDA	6,568	24,961	37,484	68,251
Adjustments to EBITDA:
Lease termination and other restructuring activities (1)	13,555	184	13,941	1,114
Non-recurring legal costs	7,146	323	10,620	1,135
Discontinued operations	1,296	923	4,063	2,256
Stock-based compensation expense	683	711	2,015	1,727
Management fees	600	593	1,800	1,727
Proforma cost savings from restructuring activities	221	—	1,083	—
Loss on disposal of property and equipment (1)	230	179	420	597
Debt costs	83	116	250	293
Goodwill and asset impairments (1)	64	4,840	10,923	4,840
Foreign exchange translation	(15)	(18)	19	(46)
Other non-cash charges and non-recurring costs	490	(358)	490	(121)

Total adjustments to EBITDA	24,353	7,493	45,624	13,522

Adjusted EBITDA	$30,921	$32,454	$83,108	$81,773

(1)	Includes amounts related to both continuing operations and discontinued operations.

Key Operating Statistics:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Recovery
Residential and outpatient facilities
Net client service revenues (in thousands)	$58,356	$55,601	$174,101	$165,475
Patient days	152,586	142,602	445,567	423,505
Net client service revenues per patient day	$382.45	$389.90	$390.74	$390.73
CTCs
Net client service revenues (in thousands)	$36,482	$33,994	$106,481	$99,729
Patient days	2,771,233	2,619,759	8,121,130	7,689,586
Net client service revenues per patient day	$13.16	$12.98	$13.11	$12.97
Youth
Residential facilities
Net client service revenues (in thousands)	$6,310	$7,471	$19,498	$22,000
Patient days	17,342	20,445	54,928	63,749
Net client service revenues per patient day	$363.86	$365.42	$354.97	$345.10
Outdoor programs
Net client service revenues (in thousands)	$6,468	$6,945	$16,716	$16,489
Patient days	15,817	15,960	38,013	36,044
Net client service revenues per patient day	$408.93	$435.15	$439.74	$457.47
Weight Management
Net client service revenues (in thousands)	$8,780	$9,434	$19,315	$19,292
Patient days	29,117	34,760	53,144	59,156
Net client service revenues per patient day	$301.54	$271.40	$363.45	$326.12

Other Data (in thousands except ratios):

	September 30,	December 31,
	2013	2012
Total Adjusted Debt (1)	$557,064	$570,996
Cash Interest Expense (2)	$41,847	$42,144
Adjusted EBITDA (2)	$106,094	$102,279
Debt Covenant Ratios
Leverage Ratio (3)	5.25	5.58
Maximum Required Leverage Ratio per Credit Facility	6.75	6.75
	Compliant	Compliant
Interest Coverage Ratio (4)	2.54	2.43
Minimum Required Interest Coverage Ratio per Credit Facility	2.00	2.00
	Compliant	Compliant

Notes:

1.	Consolidated Total Debt is defined as the aggregate principal amount of indebtedness outstanding on such date, determined on a consolidated basis, consisting of borrowed money, capitalized leases, promissory notes or similar instruments minus cash and cash equivalents in excess of $0.5 million (cash reserve). The Total Adjusted Debt includes debt of discontinued operations of $0.2 million as of December 31, 2012.
2.	Calculated over the four trailing quarters.
3.	Leverage ratio is defined as Consolidated Total Debt divided by the Adjusted EBITDA for the respective four trailing quarters.
4.	Interest coverage ratio is defined as our Adjusted EBITDA for the respective four trailing quarters divided by the cash interest expense over the same period.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share amounts)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$12,920	$19,058
Restricted cash	111	364
Accounts receivable, net	40,748	36,737
Prepaid expenses	5,749	4,781
Other current assets	2,575	2,591
Income taxes receivable	—	1,109
Deferred income taxes	6,352	6,352
Current assets of discontinued operations	13,413	2,759

Total current assets	81,868	73,751
Property and equipment, net	133,587	130,381
Goodwill	519,093	518,953
Other intangible assets, net	279,855	294,085
Other assets, net	17,446	20,396

Total assets	$1,031,849	$1,037,566

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,446	$6,801
Accrued payroll and related expenses	20,665	18,333
Accrued interest	4,773	9,412
Accrued expenses	20,273	8,721
Income taxes payable	4,324	—
Current portion of long-term debt	—	4,840
Deferred revenue	8,474	9,494
Other current liabilities	1,114	1,592
Current liabilities of discontinued operations	5,494	2,372

Total current liabilities	71,563	61,565

Long-term debt	567,485	584,535
Other long-term liabilities	8,468	8,740
Long-term liabilities of discontinued operations	15,905	6,275
Deferred income taxes	107,290	107,289

Total liabilities	770,711	768,404

Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value - 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	466,062	464,932
Accumulated deficit	(204,851)	(195,699)
Accumulated other comprehensive loss	(73)	(71)

Total stockholders’ equity	261,138	269,162

Total liabilities and stockholders’ equity	$1,031,849	$1,037,566

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net client service revenues	$116,403	$113,459	$336,139	$323,041
Operating expenses:
Salaries and benefits	51,445	49,026	156,664	148,722
Facilities and other operating costs	41,826	32,202	108,033	93,400
Provision for doubtful accounts	1,791	1,870	5,729	5,649
Depreciation and amortization	4,955	4,836	14,931	14,394
Goodwill impairment	—	4,840	—	4,840

Total operating expenses	100,017	92,774	285,357	267,005

Operating income	16,386	20,685	50,782	56,036
Interest expense	(11,727)	(12,480)	(35,369)	(36,818)
Other income (loss)	247	269	750	763

Income from continuing operations before income taxes	4,906	8,474	16,163	19,981
Income tax expense	6,743	6,024	6,367	10,787

Income from continuing operations, net of tax	(1,837)	2,450	9,796	9,194
Loss from discontinued operations, net of tax	(4,659)	(617)	(18,947)	(2,320)

Net income (loss)	(6,496)	1,833	(9,151)	6,874
Net income attributable to noncontrolling interest	—	434	—	434

Net income (loss) attributable to CRC Health Corporation	$(6,496)	$2,267	$(9,151)	$7,308

Amounts attributable to CRC Health Corporation:
Income (loss) from continuing operations, net of tax	$(1,837)	$2,884	$9,796	$9,628
Loss from discontinued operations, net of tax	(4,659)	(617)	(18,947)	(2,320)

Net income (loss) attributable to CRC Health Corporation	$(6,496)	$2,267	$(9,151)	$7,308

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(9,151)	$6,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,248	15,106
Amortization of debt discount and capitalized financing costs	3,184	4,369
Goodwill and asset impairments	10,923	4,840
Loss on disposal of property and equipment	420	597
Provision for doubtful accounts	5,791	5,917
Stock-based compensation	2,015	1,727
Deferred income taxes	—	(1,861)
Changes in assets and liabilities:
Restricted cash	253	13
Accounts receivable	(9,858)	(7,014)
Prepaid expenses	(1,142)	2,410
Income taxes receivable and payable	(4,914)	8,865
Other current assets	13	729
Accounts payable	628	160
Accrued liabilities	12,499	1,069
Other current liabilities	(1,503)	422
Other long-term assets	914	(1,186)
Other long-term liabilities	9,362	51

Net cash provided by operating activities	34,682	43,088

Cash flows from investing activities:
Additions of property and equipment	(16,595)	(11,328)
Proceeds from sale of property and equipment	36	691
Acquisition of business, net of cash acquired	(140)	—
Acquisition of non-controlling interest	—	(500)
Other investing activities	—	(101)

Net cash used in investing activities	(16,699)	(11,238)

Cash flows from financing activities:
Borrowings of long-term debt	—	84,096
Repayment of long-term debt	(5,019)	(88,118)
Borrowings on revolving line of credit	15,000	18,000
Repayments on revolving line of credit	(33,000)	(27,500)
Capital distributed to Parent	(885)	(9,554)
Capitalized financing costs	(217)	(2,786)

Net cash used in financing activities	(24,121)	(25,862)

Net increase (decrease) in cash and cash equivalents	(6,138)	5,988
Cash and cash equivalents — beginning of period	19,058	10,183

Cash and cash equivalents — end of period	$12,920	$16,171

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Monday, November 25, 2013 beginning at 4:00 PM Eastern Time (1:00 PM Pacific Time). The number to call within the United States is (888) 430-8691. Participants outside the United States should call (719) 325-2472. The conference ID is 7939610.

A replay of the conference call will be available starting at 7:00 PM Eastern Time on Monday, November 25, 2013 until 7:00 PM Eastern Time Monday, December 2, 2013. The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 7939610.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements related to trends and events that may affect our future financial position and operating results. Any statement contained in this release that is not statements of historical fact may be deemed forward-looking statements. For example, words such as “may”, “will”, “should”, “likely”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “potential” or “plan”, or comparable terminology, are intended to identify forward-looking statements. Such statements are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause or contribute to material differences include, but are not limited to, the following:

•	Our substantial indebtedness;

•	Unfavorable economic conditions that have and could continue to negatively impact our revenues;

•	Changes in reimbursement rates for services provided;

•	Failure to comply with extensive laws and governmental regulations given the highly regulated industry in which we operate and the ever changing nature of these laws and regulations;

•	Significant economic contribution that certain regions and programs have to our operating results;

•	Claims and legal actions by patients, students, employees, third-party payors, such as Medicare, and others;

•	Failure to cultivate new, or maintain existing relationships with patient referral sources;

•	Competition;

•	Shortage in qualified healthcare workers;

•	Our employees election of union representation;

•	Difficult, costly or unsuccessful integrations of acquisitions;

•	Accidents or other incidents at our programs;

•	Defaults by borrowers in our loan program;

•	Limited history of profitability;

•	Potential conflicts with our financial sponsors;

•	Natural disasters;

•	Adverse media;

•	Deficiencies in our internal controls; and

•	Regulatory risks.

A more detailed discussion of many of these factors, as well as other factors that could affect our results, is contained in our periodic reports filed with the SEC. You should carefully consider each of these factors and all of the other information in this release. We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to revise or update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements. You are advised however, to consult any future disclosures we make on related subjects in future reports to the Securities and Exchange Commission (SEC).

About CRC Health Group

CRC Health Group is the most comprehensive network of addiction treatment and related behavioral health services in the nation. CRC offers the largest array of personalized treatment options, allowing individuals, families and professionals to choose the most appropriate treatment setting for their behavioral, addiction, weight management or therapeutic education needs. CRC is committed to making our services widely and easily available, while maintaining a passion for delivering advanced treatment. Since 1995, CRC has been helping individuals and families reclaim and enrich their lives. For more information, visit www.crchealth.com or call (877) 637-6237.

Contact:

CRC Health Corporation

LeAnne M. Stewart, 408-645-3160

Chief Financial Officer